Exhibit 15.1

April 10, 2019

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

20549-7561 USA

Commissioners:

We have read the statements made by TIM Participações S.A. under Item 16F “Change In Registrant’s Certifying Accountant” of its annual report on Form 20-F dated April 10, 2019.  We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro, RJ, Brazil

April 10, 2019

PricewaterhouseCoopers, Rua do Russel, n° 804 – Térreo, 6° e 7° andares – Edifício Manchete, Rio de Janeiro – RJ,
T: (21) 3232 – 6112, F: (21) 3232 – 6113, www.pwc.com/br

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